Albany International Corp. Prosperity Plus Savings Plan

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195269) of Albany International Corp. of our report dated June 20, 2014 relating to the financial statements of Albany International Corp. Prosperity Plus Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Albany, New York

June 20, 2014